BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of Barbara K. Cegavske
Secretary of State
State Of Nevada

Business Number	E0002432008-5
Filing Number	20190376169
Filed On	12/26/2019 11:47:14 AM
Number of Pages	8

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☑ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: TORON INC. Entity or Nevada Business Identification Number (NVID): NV20081061994
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 12/26/2019 Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Authorized Stock. The Board of Directors has authorized the creation of a Series A Preferred Stock, par value $0.001.
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☑ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Sharon D Mitchell Signature of Officer Date: 12/26/2019

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0002432008-5
Barbara K. Cegavske	Filing Number 20190376169
Secretary of State State Of Nevada	Filed On 12/26/2019 11:47:14 AM
	Number of Pages 8

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Toron, Inc.

Entity or Nevada Business Identification Number (NVID): NV20081061994

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

× Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 12/16/2019 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Articles III and IV have been amended. (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] President Signature of Officer or Authorized Signer Title X ______________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Please see attached Certificate of Change, Articles of Amendment, and Designation of Series A Preferred Shares.

This form must be accompanied by appropriate fees.

AMENDMENT TO ARTICLES OF INCORPORATION OF TORON, INC.

Pursuant to the provisions of the Nevada Revised Statutes, as amended, the undersigned corporation enacts the following Amendment to the Articles of Incorporation:

(1) Article III of the Articles of Incorporation (as amended on November 1, 2016) shall be deleted in its entirety and Article III shall be as follows:

The Corporation is organized for the purpose of conducting any lawful business for which a corporation may be organized under the laws of the State of Nevada.

(3) Article IV of the Articles of Incorporation (as amended and restated on January 26, 2016, and filed on April 22, 2016) shall be deleted in its entirety and Article IV shall be as follows:

The aggregate number of shares that the Corporation will have authority to issue is one billion (1,000,000,000) shares of Common Stock, with a par value of $0.001 per share, and five million (5,000,000) shares of Preferred Shares, with a par value of $0.001 per share. Shares of any class of authorized stock may be issued without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby granted express authority, without shareholder action and within the limits set forth in the Nevada Revised Statutes, to:

(i) Each share of common stock shall have for all purposes one vote per share. Subject to the preferences applicable to preferred stock outstanding at any time, the holders of shares of common stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the board of directors from time to time out of assets or funds of the Corporation legally available. The holders of common stock issued and outstanding have and possess the right to receive notice of shareholders' meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of common stock or approval of the common shareholders is required or requested;

(ii) Designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(iii) Create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(iv) Alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares;

(v) Increase or decrease the number of shares constituting any series, the number of shares

issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series;

(vi) Determine the dividend rate on the shares of any class of shares or series of shares, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any of payment of dividends on shares of that class of shares or series of shares;

(vii) Determine whether that class of shares or series of shares will have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(viii) Determine whether that class of shares or series of shares will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines;

(ix) Determine whether or not the shares of that class of shares or series of shares will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(x) Determine whether that class of shares or series of shares will have a sinking fund for the redemption or purchase of shares or series of shares and, if so, the terms and amount of such sinking fund;

(xi) Determine the rights of the shares of that class of shares or series of shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class of shares or series of shares; and

(xii) Determine any other relative rights, preferences and limitations of that class of shares or series of shares.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto shall be vested in the common stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights so designated, the Common Stock shall have unlimited voting rights and be entitle dot receive the net assets of the Corporation upon dissolution.

(4) The effective date of these Amendments to the Articles of Incorporation shall be December 16, 2019.

IN WITNESS WHEREOF, the undersigned, being all the directors of the Corporation, have executed these Amendments to the Articles of Incorporation this 16th day of December 2019.

By: ______________________________
Massimo Meneghello, President/Director

By: ______________________________
Renato Goncalves Dos Anjos, Vice President/Director

By: ______________________________
Renato de Campos Gloria Braga, Secretary/Treasurer/Director

CERTIFICATE OF DESIGNATION
OF
SERIES A PREFERRED STOCK

This Certificate of Designation is filed with the Nevada Secretary of State on December 24, 2019, by Toron Inc. ("Corporation", "TRON") regarding the designation of 5,000,000 shares of Series A Preferred Stock and setting forth the respective rights, preferences and limitations, of those Series A Preferred Stock.

1. DESIGNATION. This class of stock of the Corporation shall be named and designated "Series A Preferred Stock". The Company shall have 5,000,000 shares authorized at $0.001 par value per share.

2. PRICE.

(a) The initial price of each share of Series A Preferred Stock shall be $0.001.

(b) The price of each share of Series A Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board. or through a resolution passed at an Action Without Meeting of the unanimous Board.

3. DIVIDENDS. Upon approval by the Board of Directors the Corporation may elect to pay an annual dividend. The annual percentage of such dividend will be established by the Board of Directors upon the performance of the Corporation. If elected to pay such dividends, the Board of Directors may elect to make such dividends payable in the form of shares of common stock rather than a cash dividend.

4. LIQUIDATION RJGHTS. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock, ranking junior to the Series A Preferred Stock. the holders of the Series A Preferred Stock shall be entitled to receive in cash, out of the assets of the Corporation, whether from capital, or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of $0.001 per share.

5. CONVERSION

(a) The holder of the Series A Preferred Stock shall at their option convert the shares of Series A Preferred Stock into shares of common stock on a one for one basis.

(b) Promptly upon conversion. the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of common stock issuable to the holder pursuant to the holder's conversion of Series A Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the common stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act. and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation.